                          THE ORLANDO PREDATORS
                           ENTERTAINMENT, INC.

Number                                                                Shares
______                                                                ______

                                                                       CUSIP
                                                                       _____

THIS CERTIFIES THAT ________________________________________________________

IS THE OWNER OF ____________________________________________________________

        FULLY PAID AND NON-ASSESSABLE SERIES A REDEEMABLE CONVERTIBLE
                      PREFERRED STOCK, NO PAR VALUE, OF

                 THE ORLANDO PREDATORS ENTERTAINMENT, INC.

TRANSFERABLE ON THE BOOKS OF THE COMPANY BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE SUBJECT TO ALL THE PROVISIONS OF THE ARTICLES OF INCORPORATION AND THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, NO PAR VALUE TO ALL OF WHICH
THE HOLDER BY ACCEPTANCE HEREBY ASSENTS.

     IN WITNESS WHEREOF, THE SAID COMPANY HAS CAUSED THIS CERTIFICATE TO BE SIGNED IN FACSIMILE BY ITS DULY AUTHORIZED OFFICERS AND THE FACSIMILE SEAL OF THE COMPANY TO BE DULY AFFIXED HERETO.

     DATED:



-----------------------------------    ------------------------------------
           Secretary                               President

                                       COUNTERSIGNED:

                                       CORPORATE STOCK TRANSFER, INC.
                                       370 - 17th Street, Suite 2350
                                       Denver, Colorado 80202



                                       By
                                          -----------------------------------
                                          Transfer Agent Authorized Signature